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                                   EXHIBIT 16
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                                                                    EXHIBIT 16

                                  TOTAL RETURN

1. Formula

The total return performance of the Fund for a specified period equals the change in the value of a hypothetical $10,000 investment ("initial investment") from the inception of the Fund to the end of the period. It is assumed that all dividends and capital gain distributions are reinvested. Total return may be expressed either as a dollar value change or as a percentage change. Total return information is set forth in the performance information in Parts A and B.

2. Performance Reflected

The representative total returns calculations reflected in this section are for the Fund for the period since inception to October 31, 1992.

3. Total Return

The row labeled "Total Value" in the Performance Results chart shows the value of the shares initially acquired plus the value of the reinvested dividends plus the value of reinvested capital gains at the end of each October 31 fiscal year. The total return percentage change is calculated by subtracting the Initial Investment from the Total Value and then dividing by the Initial Investment.

  Percentage Change = Total Value - Initial Investment x 100
                      --------------------------------
                              Initial Investment

  Total Value = Total Value at October 31, 1992 = $124,012

  Initial Investment = Initial Investment on May 22, 1970 = $10,000

                     = $124,012 - $10,000 x 100 = 1,140%
                       ------------------
                                  $10,000

  The decimal return is multiplied by 100 to convert it to a percentage.


                          AVERAGE ANNUAL TOTAL RETURN

1. Formula

The average annual total return of the Fund for a specific period is found by taking a hypothetical $1,000 investment ("Initial Investment") at the beginning of the period and computing the redeemable value at the end of the period ("Redeemable Value"). The Redeemable Value is then divided by the Initial Investment, and this quotient is taken to the Nth root (N representing the number of years in the period) and 1 is subtracted from the result, which is then expressed as a percentage. Thus, the following formula applies:

   Average Annual Total Return = (  Redeemable Value  ) 1/N - 1
                                    ----------------
                                   Initial Investment

2. Performance Reflected

The representative average annual total return calculation reflected in this section is for the Fund for the period from October 31, 1991 to October 31, 1992.
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3.  Calculation

The $1,000 Initial Investment is divided by the maximum offering price to determine the shares purchased.

                       $1,000 - $15.34 = 65.189 shares

The redeemable value is equal to the initial share investment plus the shares reinvested due to dividends and capital gains multiplied by the net asset value on the date of redemption.

      Initial Shares Purchased                  65.189

      Shares Reinvested on 12/26/91
      from
      $.27 Dividend                     1.221
      $1.14 Capital Gain                5.157
                                        -----
                                                 6.378

      Shares Reinvested on 6/2/92
      from
      $.08 Dividend                               .393
                                            ----------
      Total Shares Owned 10/31/92               71.960

                                            x    15.16  10/31/92 Net Asset Value
                                            ----------
                                            $ 1,090.91

The period covered is from October 31, 1991 to October 31, 1992, or 1 year.

                     N = number of years in the period = 1

Using the formula provided above, average annual total return for the period may then be calculated.

The Redeemable Value is divided by the Initial Investment.

                          1,090.91 / $1,000 = $1.0909

This quotient is taken to the Nth root.

                        The 1st root of 1.0909 = 1.0909

1 is subtracted from the result.

                               1.0909 - 1 = .0909

The decimal return is converted to a percentage by multiplying by 100.

                              .0909 x 100 = 9.09%